Exhibit 99.1

Central European Distribution Corporation

Receives NASDAQ Notification Letter

Mt. Laurel, New Jersey – August 13, 2012 – Central European Distribution Corporation (NASDAQ: CEDC) announced that on August 10, 2012, CEDC received a notification letter from a representative of the Listing Qualifications Department of The NASDAQ OMX Group (“NASDAQ”) stating that due to CEDC’s inability to timely file its Form 10-Q for the period ended June 30, 2012 (the “2nd Quarter Form 10-Q”), CEDC was not in compliance with NASDAQ Listing Rule 5250(c)(1). This notification was issued in accordance with standard NASDAQ procedures, in connection with CEDC’s announcement on August 10, 2012, on Form 12b-25 that CEDC would not be able to timely file its 2nd Quarter Form 10-Q.

The NASDAQ notification letter noted that CEDC has until October 9, 2012 to submit a plan to regain compliance with the applicable listing rule to NASDAQ. Upon acceptance of CEDC’s compliance plan, NASDAQ may grant CEDC an exception of up to 180 calendar days from the 2nd Quarter Form 10-Q’s initial due date, or until February 5, 2013, for CEDC to regain compliance with NASDAQ’s filing requirements for continued listing.

The NASDAQ notice has no immediate effect on the listing or trading of CEDC’s common stock on the NASDAQ Global Select Market. CEDC intends to file its 2nd Quarter Form 10-Q as soon as practicable and to fully regain compliance with the NASDAQ continued listing requirements upon such filing of its 2nd Quarter Form 10-Q. If necessary, CEDC will submit a plan to regain compliance with NASDAQ’s filing requirements within the 60 day deadline.

About Central European Distribution Company

CEDC is one of the world’s largest producers of vodka and Central and Eastern Europe’s largest integrated spirit beverage company. CEDC produces the Green Mark, Absolwent, Zubrowka, Bols, Parliament, Zhuravli, Royal and Soplica brands, among others. CEDC exports its products to many markets around the world, including the United States, England, France and Japan. CEDC also is a leading importer of alcoholic beverages in Poland, Russia and Hungary.

In Poland, CEDC imports many of the world’s leading brands, including Carlo Rossi Wines, Concha y Toro wines, Metaxa Liqueur, Rémy Martin Cognac, Sutter Home wines, Grant’s Whisky, Jagermeister, E&J Gallo, Jim Beam Bourbon, Sierra Tequila, Teacher’s Whisky, Campari, Cinzano, and Old Smuggler. CEDC is also a leading importer of premium spirits and wines in Russia with brands such as Concha y Toro, among others.

Cautionary Statement about Forward-Looking Information

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements about CEDC’s anticipated time frame for filing restated financial statements and its 2nd Quarter Form 10-Q and CEDC’s future compliance with the NASDAQ continued listing requirements. Forward looking statements are based on CEDC’s knowledge of facts as of the date hereof and involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of CEDC to be materially different from any future results, performance or achievements expressed or implied by CEDC’s forward looking statements. Such risks include, among others, uncertainties regarding the timing of the completion of CEDC’s Audit Committee’s investigation and the restatement, unanticipated accounting issues or audit issues regarding the financial data for the periods to be restated or adjusted, the inability of CEDC or its independent registered public accounting firm to confirm relevant information or data, unanticipated issues which prevent or delay CEDC’s independent public accounting firm from concluding the audit or that require additional efforts, procedures or review, CEDC’s inability to design or improve internal controls to address the identified issues, the impact of the late filing on CEDC’s compliance with certain covenants included in CEDC’s debt obligations, and the impact of the restatement and the late filing of its 2nd Quarter Form 10-Q, on CEDC’s ongoing compliance with its legal and regulatory requirements. Investors are cautioned that forward looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. CEDC undertakes no obligation to publicly update or revise any forward looking statements or to make any other forward looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws. Investors are referred to the full discussion of risks and uncertainties included in CEDC’s Form 10-K for the fiscal year ended December 31, 2011, including statements made under the captions “Item 1A. Risks Relating to Our Business” and in other documents filed by CEDC with the SEC.

Contact

Jim Archbold

Investor Relations Officer

Central European Distribution Corporation

856-273-6980

Anna Załuska

Corporate PR Manager

Central European Distribution Corporation

48-22-456-6061